Exhibit 23.1


            Consent of Independent Public Accountants
            -----------------------------------------

As independent public accountants, we hereby consent to the incorporation by reference of our reports included (or incorporated by reference) in this Form 10-K, into the Company's previously filed registration statements of the Catherines Stores Corporation 1994 Omnibus Incentive Plan on Form S-8 (File No. 33-79598), the Catherines Stores Corporation 1992 Nonqualified Stock Option Plan on Form S-8 (File No. 33-48964), the Catherines Stores Corporation 1992 Employee Stock Purchase Plan on Form S-8 (File No. 33-48968) and the Catherines Stores Corporation 1990 Performance Units Plan on Form S-8 (File No. 33-47070)


                                /s/ Arthur Andersen LLP

                              ARTHUR ANDERSEN LLP


Memphis, Tennessee,
April 30, 1997.